   Exhibit No. 10(v) MAF Bancorp, Inc. 1990 Incentive Stock Option Plan, as
                                   amended.

                               MAF BANCORP, INC.

                        1990 INCENTIVE STOCK OPTION PLAN

  1. PURPOSE. The purpose of the MAF Bancorp, Inc. (the "Holding Company") 1990 Incentive Stock Option Plan (the "Plan") is to advance the interests of the Holding Company and its shareholders by providing employees of the Holding Company and its affiliates, including Mid America Federal Savings Bank (the "Bank"), upon whose judgment, initiative and efforts the successful conduct of the business of the Holding Company and its affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability.

  2.  DEFINITIONS.

  (a) "Board of Directors" means the Board of Directors of the Holding Company.

  (b) "Affiliate" means (i) a member of a controlled group of corporations of which the Holding Company is a member or (ii) an unincorporated trade or business which is under common control with the Holding Company as determined in accordance with Section 414(c) of the Internal Revenue Code (the "Code") and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in
Section 1563(a) of the Code determined without regard to Sections 1563(a)(4) and
(e)(3)(C).

  (c) "Award" means an Award of Non-statutory Stock Options, Incentive Stock Options, and/or Limited Rights granted under the provisions of the Plan.

  (d) "Committee" means the Administrative/Compensation Committee of the Board of Directors of the Bank, consisting solely of two or more non-employee members of the Board of Directors, all of whom are "disinterested directors" as such term is defined under Rule 16(b)-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), as promulgated by the Securities and Exchange Commission ("SEC").

  (e) "Plan Year or Years" means a calendar year or years commencing on or after January 19, 1990.

  (f) "Date of Grant" means the actual date on which an Award is granted by the Committee.

  (g) "Common Stock" means the Common Stock of the Holding Company, par value, $.01 per share.

  (h) "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the average of the reported closing bid and ask prices of the Common Stock as reported by the Nasdaq National Market (as published by the Wall Street Journal, if published) on such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported.

  (i) "Limited Right" means the right to receive an amount of cash based upon the terms set forth in section 9.

  (j) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said participant's lifetime.

  (k) "Termination for Cause" means the termination upon an intentional failure to perform stated duties, breach of a fiduciary duty involving personal dishonesty, which results in a material loss to the Holding Company or one of its affiliates or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order which results in material loss to the Holding Company or one of its affiliates.

  (l) "Participant" means an employee of the Holding Company or its affiliates chosen by the Committee to participate in the Plan.

  (m) "Change in Control" of the Bank or the Holding Company means a Change in Control of a nature that: (i) would be required to be reported in response to
Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners Loan Act of 1933, as amended, and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof, including Section 574 of such regulations; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities or makes an offer to purchase securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; or (b) individuals who constitute the Holding Company's or the Bank's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the shareholders was approved by the Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs; or (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company; or (e) a tender offer is made for 20% or more of the outstanding securities of the Bank or the Holding Company.

  However, notwithstanding anything contained in this section to the contrary, a Change in Control shall not be deemed to have occurred as a result of an event described in (i), (ii) or (iii) (a), (c) or (e) above which resulted from an acquisition or proposed acquisition of stock of the Holding Company by a person, as defined in the OTS' Acquisition of Control Regulations (12 C.F.R. (S) 574) (the "Control

Regulations"), who was an executive officer of the Holding Company on January 19, 1990 and who has continued to serve as an executive officer of the Holding Company as of the date of the event described in (i), (ii) or (iii) (a), (c) or
(e) above (an "incumbent officer"). In the event a group of individuals acting in concert satisfies the definition of "person" under the Control Regulations, the requirements of the preceding sentence shall be satisfied and thus a change in control shall not be deemed to have occurred if at least one individual in the group is an incumbent officer.

  (n) "Normal Retirement" means retirement at the normal or early retirement date as set forth in any tax qualified plan of the Bank.

  3. ADMINISTRATION. The Plan shall be administered by the Administrative/Compensation Committee of the Board of Directors of the Bank. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it sees necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it sees as necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

  4. TYPES OF AWARDS. Awards under the Plan may be granted in any one or a combination of:

     (a)  Incentive Stock Options;

     (b)  Non-statutory Stock Options; and

     (c)  Limited Rights

as defined below in paragraphs 7 through 9 of the Plan.

  5. STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 13, the maximum number of shares reserved for issuance under the Plan is 723,462 shares of Common Stock of the Holding Company, par value $.01 per share (as adjusted for stock splits and stock dividends in 1993 and 1995, respectively). These shares of Common Stock may be either authorized but unissued shares or shares previously issued and reacquired by the Holding Company. To the extent that options or rights granted under the Plan are exercised, the shares covered will be unavailable for future grants under the Plan; to the extent that options together with any related rights granted under the Plan terminate, expire or are canceled without having been exercised or, in the case of Limited Rights exercised for cash, new Awards may be made with respect to these shares.

  6. ELIGIBILITY. Officers and other employees of the Holding Company or its affiliates shall be eligible to receive Incentive Stock Options, Non-statutory Stock Options and/or Limited Rights under the Plan. Directors who are not employees or officers of the Holding Company or its affiliates shall not be eligible to receive Awards under the Plan.

  7. NON-STATUTORY STOCK OPTIONS.

  7.1 Grant of Non-statutory Stock Options. The Committee may, from time to time, grant Non-statutory Stock Options to eligible employees. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

     (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall not be less than 100% of the Fair Market Value of the Holding Company's Common Stock on the date the option is granted. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, in cash or through the surrender of shares of the Common Stock of the Holding Company at the Fair Market Value of such shares determined in the manner described in Section 2(h).

     (b) Terms of Options. The term during which each Non-statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than 10 years and one day from the Date of Grant. The Committee shall determine the date on which each Non-statutory Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part. Notwithstanding the above, in the event of a Change in Control of the Bank or the Holding Company, all Non-statutory Stock Options shall become immediately exercisable.

     (c) Termination of Employment. Upon the termination of an employee's service for any reason other than Disability, Normal Retirement, death or Termination for Cause, his Non-statutory Stock Options shall be exercisable only as to those shares which were immediately purchasable by him at the date of termination and only for a period of three months following termination.
  In the event of Termination for Cause, all rights under his Non-statutory Stock Options shall expire upon the termination. In the event of the death, Disability or Normal Retirement of any employee, all Non-statutory Stock Options held by the employee, whether or not exercisable at such time, shall be exercisable by the employee or his legal representatives or beneficiaries for three years following the date of his death, Normal Retirement or cessation of employment due to Disability, provided that in no event shall the period extend beyond the expiration of the Non-statutory Stock Option term.

  8. INCENTIVE STOCK OPTIONS.

  8.1 Grant of Incentive Stock Options. The Committee may, from time to time, grant Incentive Stock Options to eligible employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Holding Company's Common Stock on the date the Incentive Stock Option is granted. However, if an employee owns stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Holding Company (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Holding Company's Common Stock on the date the Incentive Stock Option is granted. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, in cash or through the surrender of shares of the Common Stock of the Holding Company at the Fair Market Value of such shares determined in the manner described in Section 2(h).

     (b) Amounts of Options. Incentive Stock Options may be granted to any eligible employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. In the case of an option intended to qualify as an Incentive Stock Option, to the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options (determined without regard to this sentence) granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) and such Fair Market Value exceeds $100,000, such options shall be treated as non-statutory stock options. The provisions of this Section 8.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

     (c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If any employee, at the time an Incentive Stock Option is granted, owns Common Stock representing more than 10% of the total combined voting power of the Holding Company (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of Common Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in the employee's lifetime only by the employee to whom it is granted.

     The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Bank or the Holding Company, all Incentive Stock Options shall become immediately exercisable.

     (d) Termination of Employment. Upon the termination of an employee's service for any reason other than Disability, Normal Retirement, death or Termination for Cause, such employee's Incentive Stock Options shall be exercisable only as to those shares which were immediately purchasable at the date of termination and only for a period of three months following termination. In the event of Termination for Cause of an employee, all rights under such employee's Incentive Stock Options shall expire upon termination.

     In the event of death or Disability of any employee, all Incentive Stock Options held by such employee, whether or not exercisable at such time, shall be exercisable by the employee or his or her legal representatives or beneficiaries for one year following the date of death or cessation of employment due to Disability. Upon termination of an employee's service due to Normal Retirement, all Incentive Stock Options held by such employee, whether or not exercisable at such time, shall be exercisable for a period of one year following the date of cessation of employment, provided however, that such option shall not be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of his Normal Retirement. In no event shall the period extend beyond the expiration of the Incentive Stock Option term.

  (e) Compliance with the Code. The options granted under this Section 8 of the Plan are intended to qualify as incentive stock options within the meaning of
Section 422 of the Code, but the Holding Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of
Section 422 of the Code.

  9. LIMITED RIGHTS.

  9.1 Grant of Limited Rights. The Committee may grant a Limited Right simultaneously with the grant of any option, with respect to all or some of the shares covered by such option. Limited Rights granted under this Plan are subject to the following terms and conditions:

     (a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the date of grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control of the Holding Company.

     The Limited Right may be exercised only when the underlying option is eligible to be exercised, provided that the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related option.

     Upon exercise of a Limited Right, the related option shall cease to be exercisable. Upon exercise or termination of an option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying option. The Limited Right is transferable only when the underlying option is transferable and under the same conditions.

     (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Holding Company an amount of cash equal to the difference between the exercise price of the related option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised.



     (c) Termination of Employment. Upon the termination of an employee's service for any reason other than Disability, Normal Retirement, death or Termination for Cause, any Limited Rights held by such employee shall be exercisable only as to those shares of the related option which were immediately purchasable at the date of termination and for a period of three months following termination. In the event of Termination for Cause, all Limited Rights held by him shall expire immediately.

     Upon termination of an employee's employment for reason of death or Disability, all Limited Rights held by such employee shall be exercisable by the employee or his legal representative or beneficiaries for a period of one year from the date of such termination with respect to Limited Rights related to Incentive Stock Options, and for a period of three years from the date of such termination with respect to Limited Rights related to Non-statutory Stock Options. Upon termination of an employee's employment for reason of Normal Retirement, all Limited Rights held by such employee shall be exercisable by the employee or his legal representative or beneficiary for one year with respect to Limited Rights granted with respect to Incentive Stock Options and three years with respect to Limited Rights granted with respect to Non-statutory Stock Options. In no event shall the period extend beyond the expiration of the term of the related option.

  10. RIGHTS OF A SHAREHOLDER: NONTRANSFERABILITY. An optionee shall have no rights as a shareholder with respect to any shares covered by a Non-statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Holding Company or its affiliates or to continue to perform services for the Holding Company or its affiliates or interferes in any way with the right of the Holding Company or its affiliates to terminate such person's services as an officer or other employee at any time.

  No Award under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution and may only be exercised during such employee's lifetime by the optionee, or by a guardian or legal representative.

  11. AGREEMENT WITH GRANTEES. Each Award of Options, and/or Limited Rights will be evidenced by a written agreement, executed by the Participant and the Holding Company or its affiliates which describes the conditions for receiving the Awards including the date of Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by the Board of Directors or applicable securities law.

  12. DESIGNATION OF BENEFICIARY. A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any stock option or Limited Rights Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the estate will be deemed to be the beneficiary.

  13. DILUTION AND OTHER ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock of the Holding Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Holding Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

       (a) adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

       (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan;

       (c) adjustments in the purchase price of outstanding Incentive and/or Non-statutory Stock Options, or any Limited Rights attached to such options.

  No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

  14. WITHHOLDING. The Holding Company may withhold, at the election of the Participant, from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld to cover any applicable withholding and employment taxes and if the amount of such payment is insufficient, the Holding Company may require the Participant to pay to the Holding Company the amount required to be withheld. Alternatively, a Participant may pay to the Holding Company the amount of cash required to be withheld in lieu of any withholding of distribution under this Plan.

  15. AMENDMENT OF THE PLAN. The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided however, that provisions governing grants of Incentive Stock Options, unless permitted by the rules and regulations or staff pronouncements promulgated under the Code, shall be submitted for shareholder approval to the extent required by such law, regulation or interpretation.

  Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

  No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

  16. EFFECTIVE DATE OF PLAN. The Plan became effective on January 19, 1990 upon the conversion of Mid America Federal Savings Bank from the mutual to capital stock form of ownership. The Plan was presented to, and approved by shareholders at the 1990 Annual Shareholders Meeting held on October 31, 1990, for purposes of: (i) obtaining favorable treatment under Section 16(b) of the Exchange Act; (ii) obtaining preferential tax treatment for Incentive Stock Options; and (iii) maintaining listing on the Nasdaq National Market System.

  The failure to obtain shareholder approval of the amendments to the Plan being presented at the 1996 Annual Shareholders' Meeting held on October 23, 1996, will not affect the validity of the Plan prior to such amendments and the options thereunder, and the Plan shall remain in full force and effect.

  17. TERMINATION OF THE PLAN. The right to grant Awards under the Plan will terminate upon the earlier of thirteen (13) years after the Effective Date of the Plan or the issuance of Common Stock or the exercise of options or related rights equaling the maximum number of shares reserved under the Plan as set forth in Section 5. Notwithstanding the foregoing, however, the right to grant Incentive Stock Option Awards under the Plan will terminate upon the earlier of ten (10) years after the Effective Date of the Plan or the issuance of Common Stock or the exercise of options or related rights equaling the maximum number of shares reserved under the Plan as set forth in Section 5. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect such Participant's rights under a previously granted Award.

  18. APPLICABLE LAW. The Plan will be administered in accordance with the laws of the State of Delaware.

                                      A-8